SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2001




                          FIRST SECURITY BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

        Kentucky                       333-33350                 61-1364206
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
  of Incorporation)                                          Identification No.)

 400 East Main Street, Lexington, Kentucky                          40507
 (Address of Principal Executive Offices)                         (Zip Code)

 Registrant's telephone number, including area code: (859) 367-3700


                                 Not Applicable
--------------------------------                  ---------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On July 19, 2001, the Registrant issued a press release announcing its earnings for second quarter 2001. A copy of such press release, including unaudited financial information released as a part thereof, is attached as Exhibit 99(a) to this Current Report on Form 8-K/A and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits.

          The exhibit listed on the Exhibit Index of this Form 8-K is filed as a part of this Report.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIRST SECURITY BANCORP, INC.




Date: July 19, 2001                      /s/ John S. Shropshire
                                           ----------------------
                                               John S. Shropshire
                                               President and
                                               Chief Executive Officer
                                               (Principal Executive Officer)

Date: July 19, 2001                      /s/ Ben A. New
                                           ------------------------
                                               Ben A. New
                                               Vice-President; Controller
                                               (Principal Financial and
                                               Accounting Officer)

                                    EXHIBITS

99(a) Registrant's July 19, 2001 Press Release regarding earnings for second quarter 2001.

                                                                  EXHIBIT 99(a)
July 19, 2001

NEWS RELEASE to Lexington Herald-Leader
By John S. Shropshire, Chairman, President & CEO


First Security Bancorp, Inc., the parent of First Security Bank of Lexington, announced its financial results for the second quarter ended June 30, 2001.

Net income for the three months ended June 30, 2001 was $326,000, or 22 cents per share, compared to $253,000, or 17 cents per share, for the first quarter ended March 31. Net income for the quarter ended June 30, 2000 was $117,000, or $0.12 per share. For the six months ended June 30, 2001, net income was $579,000, or $0.40 per share, compared to $335,000, or $0.34 per share, for the six months ended June 30, 2000.

Total assets were $160.1 million, a 5.4% increase from $151.9 million at March 31, 2001 and up 39.3% from $114.9 million a year ago. Deposits decreased slightly by 0.5% from $132.2 at March 31, 2001, to $131.6 million at June 30, 2001, but grew 28.1% from $102.7 million a year ago. Net loans increased from $113.5 million at March 31, 2001 to $125.2 million at June 30, 2001, an increase of 10.3%, and were up $30.5 million, or 32.2%, from $94.7 million in net loans at June 30, 2000.

First Security Bank has received regulatory approval to relocate its main downtown office from 400 East Main Street to 318 East Main Street and to open a new branch in the Palomar Centre. These locations are expected to open in September and October, respectively.

First Security is also pleased to announce the addition of Nick Rowe to its Board of Directors. Mr. Rowe is the Vice President Operations, Kentucky-American Water Company. He is the Chairman of the Governor's Higher Education Nominating Committee and the Chair Elect of the Greater Lexington Chamber of Commerce. Mr. Rowe also serves on the Board of Directors of the United Way of the Bluegrass and the YMCA, Beaumont Branch.